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                                                                   EXHIBIT 1(a)


                             AIM EQUITY FUNDS, INC.

                        FORM OF ARTICLES SUPPLEMENTARY



         AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of common stock which the Corporation shall have the authority to issue from 8,500,000,000 to 12,500,000,000 shares with a par value of $.001 each.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 8,500,000,000 shares with a par value of $.001 each. Of these shares:

                  (a) 750,000,000 shares have been classified as AIM Charter Fund - Class A Shares, 750,000,000 shares have been classified as AIM Weingarten Fund - Class A Shares, 750,000,000 shares have been classified as AIM Constellation Fund - Class A Shares, 750,000,000 shares have been classified as AIM Aggressive Growth Fund - Class A Shares, 750,000,000 shares have been classified as AIM Blue Chip Fund - Class A Shares, and 750,000,000 shares have been classified as AIM Capital Development Fund - Class A Shares;

                  (b) 750,000,000 shares have classified as AIM Charter Fund - Class B Shares, 750,000,000 shares have been classified as AIM Weingarten Fund
- Class B Shares, 750,000,000 shares have been classified as AIM Blue Chip Fund
- Class B Shares and 750,000,000 have been classified as AIM Capital Development Fund - Class B Shares;










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                  (c) 200,000,000 shares have been classified as AIM Charter
Fund - Institutional Class Shares, 200,000,000 shares have been classified as AIM Weingarten Fund - Institutional Class Shares and 200,000,000 shares have been classified as AIM Constellation Fund - Institutional Class Shares; and

                  (d) 400,000,000 shares were unclassified.

         THIRD: All of the shares of common stock of the Corporation, both classified and unclassified, collectively had an aggregate par value of $8,500,000.

         FOURTH: As of the filing of these Article Supplementary, the Corporation shall have authority to issue 12,500,000,000 shares with a par value of $.001 each. Of the 12,500,000,000 shares:


                  (a) 750,000,000 shares are classified as AIM Charter Fund - Class A Shares, 750,000,000 shares are classified as AIM Weingarten Fund -
Class A Shares, 1,000,000,000 shares are classified as AIM Constellation Fund - Class A Shares, 750,000,000 shares are classified as AIM Aggressive Growth Fund
- Class A Shares, 750,000,000 shares are classified as AIM Blue Chip Fund - Class A Shares, and 750,000,000 shares are classified as AIM Capital Development Fund - Class A Shares (which classified shares shall be referred to herein collectively as "Class A Shares," and holders of such Class A Shares shall be referred to herein as "Class A Shareholders");

                  (b) 750,000,000 shares are classified as AIM Charter Fund - Class B Shares, 750,000,000 shares are classified as AIM Weingarten Fund - Class B Shares, 750,000,000 shares are classified as AIM Blue Chip Fund - Class B Shares and 750,000,000 are classified as AIM Capital Development Fund - Class B Shares (which classified shares shall be referred to herein collectively as




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"Class B Shares," and holders of such Class B Shares shall be referred to herein as "Class B Shareholders");

                  (c) 750,000,000 shares are classified as AIM Charter Fund - Class C Shares, 750,000,000 shares are classified as AIM Weingarten Fund -
Class C Shares, 750,000,000 shares are classified as AIM Constellation Fund - Class C Shares, 750,000,000 shares are classified as AIM Blue Chip Fund - Class C Shares and 750,000,000 shares are classified as AIM Capital Development Fund - Class C Shares (which classified shares shall be referred to herein collectively as "Class C Shares," and holders of such Class C Shares shall be referred to herein as "Class C Shareholders");

                  (d) 200,000,000 shares are classified as AIM Charter Fund - Institutional Class Shares, 200,000,000 shares are classified as AIM Weingarten Fund - Institutional Class Shares and 200,000,000 shares are classified as AIM Constellation Fund - Institutional Class Shares (which classified shares shall be referred to herein collectively as "Institutional Class Shares," and holders of such Institutional Class Shares shall be referred to herein as "Institutional Class Shareholders"); and

                  (e) 400,000,000 shares are unclassified.

         FIFTH: Unissued shares of common stock (both classified and unclassified) may be classified and reclassified by the Board of Directors.

         SIXTH: All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $12,500,000.

         SEVENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Shares as set forth




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in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

         EIGHTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter and in the provisions of the Charter relating to stock of the Corporation generally and in ARTICLE SIXTH of the Corporation's Articles Supplementary as filed with the State Department of Assessments and Taxation of Maryland on June 5, 1995, remain unchanged.

         NINTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class C Shares are set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally.

         TENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Institutional Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

         ELEVENTH: The Board of Directors of the Corporation has authorized the additional shares and classified the AIM Constellation Fund - Class A Shares, AIM Charter Fund - Class C Shares, the AIM Weingarten Fund - Class C Shares, the AIM Constellation Fund - Class C Shares, the AIM Blue Chip Fund - Class C Shares and the AIM Capital Development Fund - Class C Shares, under authority contained in the Charter of the Corporation.




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         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June __, 1997.



                                            AIM EQUITY FUNDS, INC.

Witness:


                                            By:
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Assistant Secretary                                      President






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